EXHIBIT 99.1

The Joint Corp. Reports Fourth Quarter and Full Year 2017 Financial Results

  29% Annual System-Wide Gross Sales Increase to $126.9 Million for 2017
  23% Annual Revenue Growth to $25.2 Million for 2017
  $11.9 Million Improvement in Net Loss to $(3.3) Million for 2017
  $7.6 Million, or 99%, Improvement in Adjusted EBITDA Loss to $(91,000) for 2017

SCOTTSDALE, Ariz., March 08, 2018 (GLOBE NEWSWIRE) -- The Joint Corp. (NASDAQ:JYNT), a national operator, manager and franchisor of chiropractic clinics, reported results for the fourth quarter and full year 2017.

Fourth Quarter Financial Highlights: 2017 Compared to 2016

  Posted eighth consecutive quarter of financial improvement.
  Increased gross system-wide sales 32%, to $36.1 million.
  Grew system-wide comp sales1 26%.
  Increased revenue 20% to $6.9 million.
  Improved net loss $5.5 million to $(213,000).
  Reported positive Adjusted EBITDA of $0.4 million, an improvement of $1.8 million from fourth quarter of 2016. Company owned or managed clinics were Adjusted EBITDA positive for the second consecutive quarter.
  Added net 10 franchised clinics, increasing total clinics to 399 at December 31, 2017, and announced the 400th clinic opening in January 2018.
  Signed 2 new regional development agreements, increasing total to 18 at December 31, 2017.

Peter D. Holt, president and chief executive officer of The Joint Corp, said, “2017 ended with our eighth consecutive quarter of financial improvement.  These achievements reflect our steady, disciplined approach, the validation of our business strategy and our strengthened foundation for growth. For 2017, gross system-wide sales reached $126.9 million, up 29% compared to 2016.  We also delivered 21% annual same store sales growth; increased operating efficiencies to reduce new clinic time to breakeven; generated cash from operations; and rebuilt our regional developer (RD) network.

“In 2018, we expect to accelerate growth by increasing franchise sales, both direct and those generated through our regional developers, whose territories now cover roughly one third of the US, and by strategically increasing company owned or managed clinics through acquisition and/or building greenfields. We are pleased to have moved beyond stabilizing the business in 2017, and are well positioned for a strong 2018 and future growth.”

Fourth Quarter Financial Results: 2017 Compared to 2016

Revenue grew 20% to $6.9 million, compared to $5.8 million in the fourth quarter of 2016, due primarily to increased sales in company owned or managed clinics and a greater number of franchised clinics.

Cost of revenue was $1.0 million, up 30% compared to the fourth quarter of 2016, due to higher regional developer royalties from an increased number of open franchised clinics and increased clinic revenues in regional developer territories.

Selling and marketing expenses were $1.3 million, increased slightly from $1.2 million in the fourth quarter of 2016, reflecting slightly higher marketing expenses related to our national marketing program. General and administrative expenses were $4.4 million, decreased 50% compared to the fourth quarter of 2016. The prior year expense of $8.9 million included a $3.5 million loss on disposition or impairment related to the closure of company managed clinics in Chicago and New York, non-operating lease costs for halting of greenfield clinic development, and greater payroll and occupancy costs related to 14 more corporate clinics operating in the fourth quarter of 2016.

Net loss was $(213,000), or $(0.02) per share, compared to $(5.8) million, or $(0.45) per share, in the same period last year.

Adjusted EBITDA income was $419,000, an improvement of $1.8 million, compared to Adjusted EBITDA loss of $(1.4) million in the same quarter last year.  The company defines Adjusted EBITDA, a non-GAAP measure, as EBITDA before acquisition-related expenses, bargain purchase gain, loss on disposition or impairment, and stock-based compensation expenses. The company defines EBITDA as net income (loss) before net interest, tax expense, depreciation, and amortization expenses.

Balance Sheet Liquidity

As of December 31, 2017, cash and cash equivalents were $4.2 million, compared to $3.0 million at December 31, 2016.  Pursuant to the terms of the company’s credit agreement, during the first quarter of 2017, the company borrowed a required $1.0 million on its line of credit, which remains unused as part of cash and cash equivalents on the balance sheet as of December 31, 2017. For the year, the company increased cash, excluding debt, by $200,000.

Full Year Financial Results: 2017 Compared to 2016

Revenues were $25.2 million, growing 23%. Gross profit was $21.9 million, increasing 24%. General and administrative expenses were $18.5 million, improving 28%.  General and administrative expense as a percent of revenue decreased from 125% in 2016 to 74% in 2017. General and administrative operating leverage is expected to continue to improve with the increase in gross sales across all clinics.

Net loss improved 78% from $(15.2) million in 2016 to $(3.3) million in 2017, or to $(0.25) per share for the full year compared to $(1.20) per share in 2016. Adjusted EBITDA loss was $(91,000), compared to $(7.7) million last year – representing a 99% improvement.

2018 Financial Guidance

Management has provided full year 2018 financial guidance and franchise opening expectations as set forth below:

  Revenue is expected to be between $31 million and $32 million, up from $25.2 million in 2017.
  Adjusted EBITDA is expected to range between $2.5 million and $3.5 million, improving from a loss of $(91,000) in 2017.
  Total new clinic openings are expected to be in the range of 40 to 52 including 40 to 50 new franchised clinics, up to two corporate-owned or managed greenfield clinics and up to three buyback clinics, which when acquired from franchisees are neutral to the total clinic count.

Conference Call

The Joint Corp. management will host a conference call at 5:00 p.m. ET on Thursday, March 8, 2018, to discuss the fourth quarter and full year 2017 results. The conference call may be accessed by dialing 765-507-2604 or 844-464-3931, and referencing conference code 6769706. A live webcast of the conference call will also be available on the investor relations section of the company’s website at www.thejoint.com. An audio replay will be available two hours after the conclusion of the call through March 15, 2018. The replay can be accessed by dialing 404-537-3406 or 855-859-2056. The passcode for the replay is 6769706.

Non-GAAP Financial Information

This earnings release includes a presentation of EBITDA and Adjusted EBITDA which are non-GAAP financial measures. These are presented because they are important measures used by management to assess financial performance, as management believes they provide a more transparent view of the Company’s underlying operating performance and operating trends. Reconciliation of net loss to EBITDA and Adjusted EBITDA is presented in the table below. The Company defines Adjusted EBITDA as EBITDA before acquisition-related expenses, bargain purchase gain, loss on disposition or impairment, and stock-based compensation expenses. The Company defines EBITDA as net income (loss) before net interest, tax expense, depreciation, and amortization expenses.

EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or cash flows from operations, as determined by accounting principles generally accepted in the United States, or GAAP. While EBITDA and Adjusted EBITDA are used as measures of financial performance and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to potential inconsistencies in the methods of calculation. EBITDA and Adjusted EBITDA should be reviewed in conjunction with the Company’s financial statements filed with the United States Securities and Exchange Commission (“SEC”).

Forward-Looking Statements

This press release contains statements about future events and expectations that constitute forward-looking statements. Forward-looking statements are based on our beliefs, assumptions and expectations of industry trends, our future financial and operating performance and our growth plans, taking into account the information currently available to us. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties that may cause our actual results to differ materially from the expectations of future results we express or imply in any forward-looking statements and you should not place undue reliance on such statements. Factors that could contribute to these differences include, but are not limited to, our failure to develop or acquire corporate clinics as rapidly as we intend, our failure to profitably operate corporate clinics, and the factors described in “Risk Factors” in our Annual Reports on Form 10-K for the year ended December 31, 2016, as filed with the SEC, and for the year ended December 31, 2017, as will be filed with the SEC on March 9, 2018.  Words such as, "anticipates," "believes," "continues," "estimates," "expects," "goal," "objectives," "intends," "may," "opportunity," "plans," "potential," "near-term," "long-term," "projections," "assumptions," "projects," "guidance," "forecasts," "outlook," "target," "trends," "should," "could," "would," "will," and similar expressions are intended to identify such forward-looking statements. We qualify any forward-looking statements entirely by these cautionary factors. We assume no obligation to update or revise any forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

About The Joint Corp. (NASDAQ:JYNT)

Based in Scottsdale, Arizona, The Joint is an emerging growth company that is reinventing chiropractic by making quality care convenient and affordable for patients seeking pain relief and ongoing wellness. Its no-appointment policy and convenient hours and locations make care more accessible, and affordable membership plans and packages eliminate the need for insurance. With over 400 clinics nationwide and nearly 5 million patient visits annually, The Joint is a key leader in the chiropractic profession. For more information, visit www.thejoint.com or follow the brand on Twitter, Facebook, YouTube and LinkedIn.

Business Structure

The Joint Corp. is a franchisor of clinics and an operator of clinics in certain states. In Arkansas, California, Colorado, Florida, Illinois, Kansas, Minnesota, New Jersey, New York, North Carolina, Oregon, Pennsylvania, Tennessee and Washington, The Joint and its franchisees provide management services to affiliated professional chiropractic practices.

Investor Contact: Kirsten Chapman, LHA Investor Relations, 415-433-3777, thejoint@lhai.com
Media Contact: Molly Hottle, The Joint Corp., molly.hottle@thejoint.com

THE JOINT CORP. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2017	2016
ASSETS
Current assets:
Cash and cash equivalents	$4,216,221	$3,009,864
Restricted cash	103,819	334,394
Accounts receivable, net	1,138,380	1,021,733
Income taxes receivable	-	42,014
Notes receivable - current portion	171,928	40,826
Deferred franchise costs - current portion	484,081	748,300
Prepaid expenses and other current assets	542,342	499,525
Total current assets	6,656,771	5,696,656
Property and equipment, net	3,800,466	4,724,706
Notes receivable, net of current portion and reserve	351,857	-
Deferred franchise costs, net of current portion	812,600	836,350
Intangible assets, net	1,760,042	2,338,922
Goodwill	2,916,426	2,750,338
Deposits and other assets	611,808	707,889
Total assets	$16,909,970	$17,054,861

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,068,669	$1,054,946
Accrued expenses	86,959	299,997
Co-op funds liability	89,681	73,246
Payroll liabilities	867,430	750,421
Notes payable - current portion	100,000	331,500
Deferred rent - current portion	152,198	215,450
Deferred revenue - current portion	2,553,818	3,077,430
Other current liabilities	48,534	60,894
Total current liabilities	4,967,289	5,863,884
Notes payable, net of current portion	1,000,000	-
Deferred rent, net of current portion	802,492	1,400,790
Deferred revenue, net of current portion	4,693,441	2,231,712
Deferred tax liability	136,434	120,700
Other liabilities	411,497	512,362
Total liabilities	12,011,153	10,129,448
Commitments and contingencies
Stockholders' equity:
Series A preferred stock, $0.001 par value; 50,000
shares authorized, 0 issued and outstanding, as of December 31, 2017,
and December 31, 2016	-	-
Common stock, $0.001 par value; 20,000,000 shares
authorized, 13,600,338 shares issued and 13,586,254 shares outstanding as of December 31, 2017 and 13,317,393 shares issued and 13,020,889
outstanding as of December 31, 2016	13,600	13,317
Additional paid-in capital	37,229,869	36,398,588
Treasury stock 14,084 shares as of December 31, 2017 and 296,504 shares
as of December 31, 2016, at cost	(86,045)	(503,118)
Accumulated deficit	(32,258,607)	(28,983,374)
Total stockholders' equity	4,898,817	6,925,413
Total liabilities and stockholders' equity	$16,909,970	$17,054,861

THE JOINT CORP. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenues:
Revenues and management fees from company clinics	$3,018,995	$2,411,434	$11,125,115	$8,550,980
Royalty fees	2,204,447	1,635,436	7,722,856	5,973,079
Franchise fees	405,600	645,400	1,442,415	2,286,809
Advertising fund revenue	758,541	648,150	2,753,776	1,866,406
IT related income and software fees	297,575	246,250	1,137,363	932,709
Regional developer fees	127,691	121,034	583,550	617,573
Other revenues	116,640	73,267	398,929	296,084
Total revenues	6,929,489	5,780,971	25,164,004	20,523,640
Cost of revenues:
Franchise cost of revenues	893,178	693,979	2,996,797	2,717,691
IT cost of revenues	87,494	59,166	315,397	221,918
Total cost of revenues	980,671	753,145	3,312,194	2,939,609
Selling and marketing expenses	1,284,392	1,199,237	4,473,881	4,419,180
Depreciation and amortization	467,310	657,898	2,017,323	2,566,136
General and administrative expenses	4,422,844	5,371,835	18,117,533	22,086,321
Total selling, general and administrative expenses	6,174,546	7,228,970	24,608,737	29,071,637
Loss on disposition or impairment	-	3,520,369	417,971	3,520,369
Loss from operations	(225,729)	(5,721,512)	(3,174,898)	(15,007,976)

Other (expense) income:
Other (expense) income, net	(30,866)	(6,667)	(64,455)	(1,467)
Total other (expense) income	(30,866)	(6,667)	(64,455)	(1,467)

Loss before income tax expense	(256,595)	(5,728,179)	(3,239,353)	(15,009,443)

Income tax benefit (expense)	43,397	(32,285)	(35,880)	(164,429)

Net loss and comprehensive loss	$(213,198)	$(5,760,464)	$(3,275,233)	$(15,173,872)

Loss per share:
Basic and diluted loss per share	$(0.02)	$(0.45)	$(0.25)	$(1.20)

Basic and diluted weighted average shares	13,542,912	12,813,438	13,245,119	12,696,649

Non-GAAP Financial Data:
Net loss	$(213,198)	$(5,760,464)	$(3,275,233)	$(15,173,872)
Interest expense	26,071	10,062	105,169	14,762
Depreciation and amortization expense	467,310	657,898	2,017,323	2,566,136
Tax (benefit) expense	(43,397)	32,285	35,880	164,429
EBITDA	$236,787	$(5,060,219)	$(1,116,862)	$(12,428,545)
Stock compensation expense	181,858	110,781	594,371	1,123,481
Acquisition related expenses	-	10,750	13,142	74,736
Loss on disposition or impairment	-	3,520,369	417,971	3,520,369
Adjusted EBITDA	$418,645	$(1,418,319)	$(91,378)	$(7,709,959)

THE JOINT CORP. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2017	2016
Net loss	$(3,275,233)	$(15,173,872)
Adjustments to reconcile net loss to net cash	3,051,152	6,936,907
Changes in operating assets and liabilities	380,525	(2,610,347)
Net cash provided by (used in) operating activities	156,444	(10,847,312)
Net cash used in investing activities	(372,853)	(2,695,822)
Net cash provided by (used in) financing activities	1,422,766	(239,852)
Net increase (decrease) in cash	$1,206,357	$(13,782,986)

1 Comp sales refers to the amount of sales a clinic generates in the most recent accounting period, compared to sales in the comparable period of the prior year, and (i) includes sales only from clinics that have been open at least 13 full months and (ii) excludes any clinics that have closed.